UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2017

NEOTHETICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36754	20-8527075
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9171 Towne Centre Drive, Suite 250, San Diego, CA 92122

(Address of principal executive offices, with zip code)

(858) 750-1008

(Registrant’s telephone number, including area code)

9171 Towne Centre Drive, Suite 270, San Diego, CA 92122

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Neothetics, Inc. (the “Company”) entered into an Eleventh Amendment to the Lease (the “Lease Amendment”) with LJ Gateway Office LLC (the “Landlord”), dated January 31, 2017.   The Company also entered into a Sublease, dated January 27, 2017 (the “Sublease”), with Abacus Data Systems, Inc. (“Abacus”).   The effectiveness of the Lease Amendment and Sublease were expressly conditioned upon the parties obtaining the consent of the Landlord, which the Company obtained on February 10, 2017.

The Lease Amendment amends the Lease dated July 3, 2008, as amended  (collectively, the “Lease”) for the office space located at Suite No. 270, 9171 Towne Centre Drive, San Diego, California containing approximately 11,107 rentable square feet (the “Original Premises”) by providing additional space consisting of approximately 3,580 rentable square feet located at Suite No. 250,  9171 Towne Centre Drive, San Diego, California (the “New Premises”).   The Company intends to occupy the New Premises as its headquarters while subleasing the entire Original Premises to Abacus pursuant to the terms of the Sublease.

The Lease Amendment provides for a term for the New Premises from the earlier of the New Premises being ready for occupancy or the date the Company commences its business activities at the New Premises through December 31, 2017 (the “New Premises Term”).   The Company intends to vacate the Old Premises and relocate to the New Premises on or around February 12, 2017.  Under the terms of the Lease Amendment, the base monthly rent for the New Premises will be $2.85 per square foot or $10,203 per month commencing on the New Premises Term.

The Sublease provides for a full sublease of the entire Original Premises by the Company to Abacus.  Pursuant to the terms of the Sublease, the Sublease shall commence on the parties receiving consent of the Landlord and the occurrence of the possession of the Original Premises by Abacus, which is estimated to occur on approximately February 13, 2017 (the “Sublease Commencement Date”).  Starting on the thirty-first (31st) date after the Commencement Date (the “Sublease Rent Commencement Date”), Abacus shall pay to the Company a base rent of  $2.50 per square foot or $27,768 and an additional $30,317 as a security deposit to be treated in the same manner as the Lease; provided, that, in addition to the first months’ base rent, Abacus shall not be required to provide base rent for months three (3) and four (4) after the Sublease Commencement Date; provided, further, that, Abacus shall receive a discount of fifty percent (50%) off the base rent for months five (5) through (9) after the Sublease Commencement Date.   The base rent payable by Abacus to the Company shall increase by three percent (3%) on each annual anniversary of the Sublease Commencement Date.  In addition to the base rent, Abacus shall pay the Company proportionate share of the building costs and property taxes for the Original Premises in accordance with the terms of the Lease, provided that the fiscal base year shall be adjusted from July 1, 2017 to June 30, 2018 for calculating Abacus’ proportionate share of building costs and property taxes in accordance with the Lease.  The Sublease term shall expire March 31, 2020, which is coterminous with the Lease, subject to any early termination provisions in the Lease or Sublease.

The foregoing description of the terms of the Lease Amendment and Sublease does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease, which has been filed previously by the Company with the Securities and Exchange Commission (the “SEC”) as an exhibit to its Registration Statement on Form S-1 filed on October 17, 2014, the Tenth Amendment to the Lease, which has been filed previously by the Company with the SEC as an exhibit to its Form 8-K filed on January 21, 2015, and the Lease Amendment and the Sublease, each of which a copy is filed as an exhibit hereto.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Eleventh Amendment, dated as of January 31, 2017, by and between Neothetics, Inc. and LJ Gateway Office LLC, to the Lease dated July 3, 2008, as amended.
10.2	Sublease, dated as of January 27, 2017, by and between Neothetics, Inc. and Abacus Data Systems, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOTHETICS, INC.

Date: February 14, 2017	By: /s/ Susan A. Knudson

Susan A. Knudson

Chief Financial Officer

Exhibit No.	Description

10.1	Eleventh Amendment, dated as of January 31, 2017, by and between Neothetics, Inc. and LJ Gateway Office LLC, to the Lease dated July 3, 2008, as amended.
10.2	Sublease, dated as of January 27, 2017, by and between Neothetics, Inc. and Abacus Data Systems, Inc.